UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
September 21, 2006	0-51715

SPORT-HALEY, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1111669
(State of incorporation)	(I.R.S. Employer
Identification Number)

4600 E. 48th Avenue
Denver, Colorado 80216
303/320-8800
(Address of principal executive
offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 22, 2006, Sport-Haley, Inc. (the “Company”) issued a news release announcing that on September 21, 2006, the Company had entered into an agreement to purchase the limited liability company membership interest of Explorer Gear USA, Inc. (“Explorer Gear”) in Reserve Apparel Group, LLC (“Reserve Apparel”) and to settle any and all potential claims between the parties to the Agreement. The Agreement will result in the Company being the sole member of Reserve Apparel. A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.  A copy of the Agreement is attached as Exhibit 10.1 and the information contained therein is incorporated herein by reference.

Item 8.01 Other Events

On September 21, 2006, we entered into an Agreement, attached as Exhibit 10.1 and incorporated herein, to purchase Explorer Gear’s entire membership interest in Reserve Apparel and to settle all potential claims between, as applicable, Sport-Haley, Reserve Apparel, Explorer Gear and Explorer Headgear, Inc. (“Explorer Headgear”), and each of their respective affiliates.   The Agreement requires us to make a lump sum payment to Explorer Gear of $375,000.  After Reserve Apparel began operations, certain disputes arose between the members concerning, among other things, the formation and operation of the business of Reserve Apparel.  Sport-Haley, Reserve Apparel, Explorer Gear and Explorer Headgear have denied any liability to one another.  As part of the Agreement entered into, the parties have agreed to settle and resolve any asserted or potential claims against each other.  The parties also have agreed to mutual releases of all claims asserted, or which could have been asserted, against each other, and each party has continued to deny the merits of those claims asserted against it by the other party(ies).  After entering into the Agreement, Explorer Gear will no longer have any membership interest in Reserve Apparel and we will wholly own the company.

We had intended to continue selling Top-Flite® apparel through Reserve Apparel to Wal-Mart Stores in the United States.  We had met with Wal-Mart representatives and presented to them a new Top-Flite® line and were awaiting orders for the summer 2007 season.  However, on September 22, 2006, Wal-Mart informed us that it did not intend to continue purchasing Top-Flite® apparel from us but instead intended to develop its own golf apparel brand.  Accordingly, we expect to develop other markets and channels of distribution for our Top-Flite® garments, including marketing Top-Flite® to other mass retailers.

Item 9.01   Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description

10.1	Agreement to Purchase Limited Liability Company Membership Interest, Settlement and Mutual Releases

99.1	News Release dated September 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT-HALEY, INC.

Date: September 26, 2006	By:	/s/ Patrick W. Hurley

Patrick W. Hurley, Chief Financial Officer